Exhibit 10.10

Memorandum

On September 9th, 2008, Shanghai Veterinary Research Institute of the Chinese Academy of Agricultural Sciences (hereinafter referred to as “Shanghai Veterinary Research Institute”) signed a strategic cooperation framework agreement with Jilin Zhengye Biological Products Co., Ltd (hereinafter referred to as “Zhengye Biological”), with a cooperation period of ten years. On March 1, 2011, the two sides signed a supplementary agreement on the basis of the strategic cooperation framework agreement. On September 9, 2018, the cooperation period between the two parties came to an end. Regarding how to end the cooperation and whether to continue the cooperation after the end of the cooperation, members of the new leadership team of Zhengye Biological and the main person in charge of the Shanghai Veterinary Research Institute negotiated on April 3, 2018 at the Shanghai Veterinary Research Institute.

Participants in the negotiation:

Shanghai Veterinary Research Institute: Director Tong Guangzhi, Secretary Ma Zhiyong, Deputy Director Ding Dian, Deputy Director Chen Hongjun

Zhengye Biological: Chairman Shao Yu, General Manager Song Songlin, Deputy General Manager He Yuyou, and Assistant General Manager Lianwei

Date: April 3rd, 2018

Location: Conference Room A211, Shanghai Veterinary Research Institute

Negotiation content:

As the cooperation agreement between the two parties is coming to an end, the new leadership team of Zhengye Biological wishes to continue cooperation with Shanghai Veterinary Research Institute.

Shanghai Veterinary Research Institute believes that the cooperation with Zhengye Biological has been pleasant for both parties over the past decade. At the same time, Shanghai Veterinary Research Institute guarantees that the five vaccines that have been approved for clinical trials before the end of the cooperation period but have not yet obtained the Registration Certificate of New Veterinary Drugs will still comply with the requirements of the cooperation agreement after the end of the cooperation period and transferred to Shanghai Veterinary Research Institute (Zhengye Biological has provided strategic funds to Shanghai Veterinary Research Institute and will pay 5% of the annual sales revenue within five years after obtaining the veterinary drug product approval number for production, without paying any other fees). These five vaccines are as follows: Duck Tembusu Viral Disease Vaccine, Live; Swine Pseudorabies Vaccine, Inactivated (Strain JS-2012-△gI/gE); Swine Pseudorabies Vaccine of Double Gene Deletion Attenuated Strain JS-2012-△gI/Ge; Highly Pathogenic Porcine Reproductive and Respiratory Syndrome Genetically Engineered Live Vaccine (Strain rHN-NP49); and Trivalent Inactivated Vaccine for Riemerella Anatipestifer.

Both parties agree to use Zhengye Biological’s cell line and suspension process to jointly develop the Swine Pseudorabies Vaccine, Inactivated (Strain JS-2012-△gI/gE) (suspension culture) and apply for the new veterinary drug certificate after obtaining the Registration Certificate of New Veterinary Drugs for Swine Pseudorabies Vaccine, Inactivated (Strain JS-2012-△gI/Ge). Both parties jointly own intellectual property rights of the vaccine. If the production is transferred to a third party, the transfer proceeds shall be negotiated and distributed by both parties (the specific cooperation plan shall be separately agreed upon).

Regarding the matter of continuing cooperation, based on the good foundation of the past decade, Shanghai Veterinary Research Institute has expressed its willingness to continue cooperation with Zhengye Biological, but it is recommended to adopt one of the following three ways of cooperation:

1) Zhengye Biological does not need to provide fixed financial support to Shanghai Veterinary Research Institute. If interested in the vaccines independently developed by Shanghai Veterinary Research Institute, Zhengye Biological can receive priority to transfer with payment which shall be negotiated by the two sides; 2) Zhengye Biological can provide a small amount of fixed funding support to Shanghai Veterinary Research Institute every year. If interested in the vaccines independently developed by the second party, Zhengye Biological can receive priority paid transfer which shall be negotiated by the two sides; or 3) On the basis of the willingness to continue cooperation, Zhengye Biological will continue to provide an annual financial support. Shanghai Veterinary Research Institute’s independently developed vaccine products can be transferred to Zhengye Biological with priority discounts and compensation.

The two sides exchanged ideas on the intention to jointly build a research and development center and invest in Zhengye Biological by Shanghai Veterinary Research Institute. The specific cooperation matters need to be further negotiated.

Zhengye Biological expresses its gratitude for the support of Shanghai Veterinary Research Institute and looks forward to further comprehensive and in-depth cooperation between the two sides in the future.

This Memorandum has the same legal effect as the Strategic Agreement and Supplementary Agreement previously signed by both parties regarding matters agreed upon by them.

This Memorandum is in duplicate, with each party holding one copy.

Shanghai Institute of Veterinary Medicine, Chinese Academy of Agricultural Sciences

(Signature and seal)

Jilin Zhengye Biological Products Co., Ltd
(Signature and seal)

April 3rd, 2018

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